Exhibit 10.7 B

Amendment Number 1

To

Final Settlement Agreement

Re Cancellation of Syntron, Inc.

Purchase Orders 45224 & 203491

This Amendment Number 1 modifies the Final Settlement Agreement Re Cancellation of Syntron, Inc. Purchase Orders 45224 & 203491 between Chesapeake Sciences Corporation and Syntron, Inc. The Final Settlement Agreement Re Cancellation of Syntron, Inc. Purchase Orders 45224 & 203491 and this Amendment Number 1 shall be referred to collectively as the “Agreement”. Chesapeake Sciences Corporation and Syntron, Inc. agree as follows:

1.	Paragraph 4., first sub-paragraph, third line-Replace “following payment schedule: [and the schedule thereafter given]” with “Payment Schedule, Rev. 08-17-99 on Appendix C attached hereto and made a part hereof. The Appendix C payment Schedule may be revised once per month to reflect actual Principal and interest payments received by CSC. Principal prepayments made in advance of the then current Payment Schedule may result from a) an actual Principal prepayment by Syntron, independent of any other activity related to the Inventory, or b) an Inventory reduction value (“Irv”) associated with Syntron payment(s) made pursuant to a Purchase Order issued by Syntron as provided in paragraph 7 below. At no time shall the cumulative Irv to be applied as a Principal prepayment for an Inventory category for an individual Syntron Part Number exceed the Inventory value given for an Inventory category for an individual Syntron Part Number in Appendix A. The individual Irv to be applied in accordance with the foregoing shall be the lesser of the following or the remaining value of the Inventory category for an individual Syntron Part Number in Appendix A:

For FGI – The appropriate Unit Price given in sub-paragraph 7.a. below.

For WIP – Based upon Appendix A Data re WIP value and Quantity:

Syntron Part Number	Description	Irv/unit
65-400001	OSC/ATTEN	$96.00
65-400002	Old PREAMP	$196.00
65-400003	TRACK/EQUAL	$94.00
65-400004	West PREAMP	$196.00

For RAW – To be determined and mutually agreed at time of conversion.”

2.	Paragraph 7., introductory statement, second line – Insert immediately after “…Purchase Orders”, “for delivery of all or any portion of the remaining FGI inventory to Syntron and/or”.

3.	Paragraph 7., sub-paragraph c. – Replace in its entirety with “Production line restart charges, not to exceed a $48,500.00 cumulative value for the life of this Agreement, may be required by CSC to be included as a line-item when a Syntron Purchase Order is issued in accordance the provisions herein.”

4.	All other terms and conditions of the Agreement remain unchanged.

IN WITNESS THEREOF, the parties have duly executed this Amendment Number 1 to be effective as of 8 October 1999.

Agree On Behalf OF Chesapeake Sciences Corporation	Agreed On Behalf Of Syntron, Inc.

By:	By:
/s/ Copy Unsigned by	/s/ Copy Unsigned by
John C. McDaris	Richard F. Miles

Title: President	Title: President

Date:	Date:

APPENDIX C:

Payments Schedule, Rev. 08-17-99

Date of Event	Amount
Upon execution of this Agreement by authorized representatives of the parties	$300,000.00 ($272,629.53 Principal + $27,370.47 Interest @ 9.5%)
30 September 1999	$25,212.16 (Interest @ 9.5%)
29 October 1999	$25,212.16 (Interest @ 9.5%)
30 November 1999	$25,212.16 (Interest @ 9.5%)
31 December 1999	$300,000.00 ($274,787.84 Principal + $25,212.16 Interest @9.5%)
31 January 2000	$23,036.75 (Interest @9.5%)
29 February 2000	$23,036.75 (Interest @9.5%)
31 March 2000	$400,000.00 ($376,963.25 Principal + $23,036.75 Interest @9.5%)
28 April 2000	$20,052.46 (Interest @9.5%)
31 May 2000	$20,052.46 (Interest @9.5%)
30 June 2000	$400,000.00 ($379,947.54 Principal + $20,052.46 Interest @9.5%)
31 July 2000	$17,044.54 (Interest @9.5%)
31 August 2000	$2,170,039.38 ($2,152,994.84 Principal + $17,044.54 Interest @9.5%)